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                                                                    EXHIBIT 3.01

                              CERTIFICATE OF TRUST
                                       OF
                               GLOBAL MACRO TRUST

                  This Certificate of Trust of Global Macro Trust (the "Trust"), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET. SEQ.).

         1. NAME. The name of the business trust formed hereby is Global Macro Trust.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Attention: Corporate Trust Administration.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                             WILMINGTON TRUST COMPANY,
                             as Trustee



                             By:      /s/ PATRICIA A. EVANS
                                      ------------------------------------------
                                      Name:    Patricia A. Evans
                                      Title:   Senior Financial Services Officer